UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1600 Tysons Boulevard, Suite 550
McLean, VA 22102
(Address of principal executive offices, including zip code)

(571) 730-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On December 18, 2015, Lightbridge Corporation (“Lightbridge”) entered into a letter of agreement with AREVA NP (“AREVA”) setting out the principal terms of the potential formation of one or more joint ventures between Lightbridge and AREVA to further develop, manufacture, commercialize, and fund Lightbridge’s next generation metallic nuclear fuel technology.

Seth Grae, President and Chief Executive Officer of Lightbridge, commented, “The letter of agreement represents a significant step towards the commercialization of our next generation metallic nuclear fuel technology. We are pleased to have entered into an initial agreement with AREVA, a world leader in the nuclear fuel design and fabrication process, and we look forward to the next steps in establishing joint ventures with AREVA.”

The letter of agreement establishes a framework for the future collaboration between Lightbridge and AREVA. The parties will work towards entering into a joint development agreement by February 29, 2016, which will define the different steps (including, without limitation, a feasibility study, a business plan, and an implementation action plan), working groups, and methodology to determine the feasibility and opportunity of future joint ventures between the parties. The joint development agreement is also expected to provide for the process by which the parties will execute definitive documentation for the joint ventures, including a term sheet that will set forth the main terms of the joint ventures.

The letter of agreement is non-binding and only expresses the basic terms and conditions that the parties presently intend, subject to mutual agreement on the feasibility and opportunity of creating the joint ventures. Neither party is obligated to proceed with the formation of the joint ventures or any other arrangement. The letter of agreement will expire on February 29, 2016 or upon the earlier execution of the joint development agreement or definitive documentation for the joint ventures. The letter of agreement also grants AREVA an exclusivity period for negotiations with Lightbridge regarding formation of joint ventures to develop, manufacture, commercialize, or fund Lightbridge’s next generation metallic nuclear fuel technology, which exclusivity period will expire on February 29, 2016 or the later expiration of the joint development agreement.

Cautionary Note Regarding Forward Looking Statements: This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the future agreements and transactions contemplated by the letter of agreement. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While Lightbridge believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Lightbridge’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to Lightbridge’s SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Lightbridge assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2015

LIGHTBRIDGE CORPORATION

By:	/s/ Seth Grae
Name:	Seth Grae
Title:	President and Chief Executive Officer